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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report: October 15, 2001


                        LIBERTY FINANCIAL COMPANIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                  Massachusetts
                    (State of incorporation or organization)

        1-13654                                        04-3260640
(Commission File Number)                   (I.R.S. Employer Identification No.)




              600 Atlantic Avenue, Boston, Massachusetts 02210-2214
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (617) 772-6000





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                                    FORM 8-K
                                       OF
                        LIBERTY FINANCIAL COMPANIES, INC.

ITEM 5. OTHER EVENTS

     On October 15, 2001, Liberty Financial Companies, Inc., a Massachusetts corporation (the "Company"), announced that it has commenced a cash tender offer (the "offer") to purchase all of its outstanding 6.75% notes due November 15, 2008, and its 7.625% debentures due November 15, 2028. The notes and debentures are collectively referred to as the "securities." The purchase price to be paid for each $1,000 principal amount of the 6.75% notes will be based on a fixed spread of 110 basis points over the yield of the 4.75% U.S. Treasury Notes due November 25, 2008, less $20. The purchase price to be paid for each $1,000 principal amount of the 7.625% debentures is to be based on a fixed spread of 140 basis points over the yield of the 6.25% U.S. Treasury Bonds due May 15, 2030, less $20. Prices for the U.S. Treasury Notes and Bonds referred to above are displayed only on the Bloomberg Government Pricing Monitor. The purchase price for the securities is referred to as the "Tender Offer Consideration."

     In connection with the offer, the Company is soliciting holders to consent (the "consent solicitation") to certain amendments to the indenture pursuant to which the securities were issued to eliminate substantially all the covenants of the Company (other than the obligation to repay the securities) and related event of default provisions contained in the indenture. The Company will offer to pay each registered holder of securities who validly tenders securities or who delivers a consent without tendering securities prior to 5:00 P.M., New York City time on October 26, 2001 (the "Consent Date"), unless extended by the Company, an amount in cash equal to $20 for each $1,000 principal amount of securities held by a holder (the "Consent Payment").

     The offer and consent solicitation are expected to remain open until 5:00 P.M. New York City time on November 9, 2001 (the "Tender Expiration"), unless extended by the Company.

     Each registered holder of securities has the following options in connection with the offer:

o TENDER NOTES BY CONSENT DATE. Holders of securities that are validly tendered and not withdrawn prior to the Consent Date will receive the Consent Payment in addition to the Tender Offer Consideration for those securities that are accepted for purchase.

o DELIVER CONSENT BY CONSENT DATE. Holders of securities who deliver consents without tendering securities prior to the Consent Date will receive the Consent Payment.


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o    TENDER NOTES AFTER CONSENT DATE BUT BY TENDER EXPIRATION. Holders of
     securities that are validly tendered and not withdrawn prior to the Tender Expiration will receive the Tender Offer Consideration for those securities that are accepted for purchase.

o DELIVER CONSENTS WITHOUT TENDERING BY TENDER EXPIRATION. Holders of securities that deliver consents without tendering securities prior to the Tender Expiration but after the Consent Date will NOT receive the Consent Payment.

o DECLINE TO VALIDLY TENDER OR CONSENT. Holders of securities in this category will NOT be eligible to receive the Tender Offer Consideration or the Consent Payment.

     The Company's obligations in respect of the Offer to Purchase and Consent Solicitation (the "Offer to Purchase") are conditioned upon the satisfaction of the conditions set forth in the Offer to Purchase, including, without limitation, the satisfactory closing of either the Sun Life sale transaction or the Fleet sale transaction and receipt of proceeds of either such transaction by 5:00 P.M. New York City time on the date that is two business days prior to the Tender Expiration, unless extended by the Company.

     D.F. King & Co., Inc. is acting as information agent for the Offer to Purchase. The depositary for the Offer to Purchase is State Street Bank and Trust Company.

     On October 15, 2001, the Company issued a press release regarding this Offer to Purchase. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

     This report, including the press release attached hereto, contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words or phrases denoting the anticipated results of future events, such as "anticipate," "believe," "estimate," "expects," "may," "not considered likely," "are expected to," "will continue," "project," and similar expressions that denote uncertainty are intended to identify such forward-looking statements. Additionally, from time to time, the Company or its representatives have made or may make oral or written forward-looking statements. Such forward-looking statements may be included in various filings made by the Company with the Securities and Exchange Commission, or in other press releases or oral statements made by or with the approval of an authorized executive officer of the Company. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, such forward-looking statements: (1) as a result of risks and uncertainties identified in the Company's publicly filed reports; (2) as a result of factors over which the Company has no control; and/or (3) if the factors on which the Company's conclusions are based do not conform to the Company's expectations.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not Applicable.

     (b) PRO FORMA FINANCIAL INFORMATION.

     Not Applicable.

     (c) Exhibits

         EXHIBIT NO.      EXHIBIT

         99.1             Press Release of the Company, dated October 15, 2001.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LIBERTY FINANCIAL COMPANIES, INC.




Date: October 15, 2001                  By: /S/ J. ANDREW HILBERT
                                            -----------------------------------
                                                J. Andrew Hilbert
                                                Chief Financial Officer



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                                  EXHIBIT INDEX


         EXHIBIT NO.      EXHIBIT

         99.1             Press Release of the Company, dated October 15, 2001.